Exhibit 10.4
BANC OF CALIFORNIA, INC.
2013 OMNIBUS STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

RS No. ______

Shares of Restricted Stock are hereby awarded pursuant to this Restricted Stock Agreement (the “Agreement”) on ________, 20__by Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.), a Maryland corporation (the “Company”), to __________ (the “Grantee”), in accordance with the following terms and conditions:

1.           Share Award.  The Company hereby awards to the Grantee _____ Shares of restricted Common Stock pursuant to the Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.) 2013 Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions and subject to the restrictions in the Plan and as hereinafter set forth (the “Restricted Stock”).  A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto.  Capitalized terms used herein which are not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2.           Restrictions on Transfer and Restricted Period.  Except as otherwise provided in Section 3 or Section 8 of this Agreement, during the period commencing on the date of this Agreement and terminating on ______________, 20___ (the “Restricted Period”), Shares with respect to which the Restricted Period has not lapsed may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee. Shares with respect to which the Restricted Period has lapsed shall sometimes be referred to herein as “Vested.”

Except as otherwise provided in Section 3 or Section 8 of this Agreement, provided that the Grantee is then serving as a director, officer, employee or consultant of the Company or any Subsidiary or Affiliate, Shares shall become Vested in accordance with the following schedule:

Date of Vesting	Number of Shares Vested

3.           Termination of Employment.  Upon the Grantee’s Termination of Employment for any reason other than due to death or Disability, the outstanding Shares of Restricted Stock shall become forfeited.  In the event that the Grantee’s Termination of Employment is due to death or Disability, all restrictions relating to such Restricted Stock shall lapse as of the date of such Termination of Employment and the Restricted Stock shall become fully Vested as of such date.

4.           Issuance of the Shares.  Promptly after the date of this Agreement, the Company shall recognize the Grantee’s ownership of the Shares through (i) a crediting of the Shares to a book entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Grantee, with appropriate electronic notation of the restrictions on transfer provided herein, or another similar method, or (ii) the issuance of a certificate representing the Shares in the name of the Grantee, bearing the appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.) 2013 Omnibus Stock Incentive Plan and an Award Agreement.  Copies of such Plan and Award Agreement are on file at the offices of Banc of California, Inc., 18500 Von Karman Ave, Suite 1100, Irvine California  92612.”

The Grantee agrees that simultaneously with the execution of this Agreement, the Grantee shall execute the stock power attached hereto and that the Grantee shall promptly deliver such stock power to the Company.  The Grantee further agrees to execute and deliver any and all additional stock powers and/or other instruments as the Company from time to time requests as it may, in its judgment, deem to be advisable to fulfill the purposes of this Agreement.

5.           Grantee’s Rights.  Subject to all limitations provided in this Agreement, the Grantee, as owner of the Shares during the Restricted Period, shall have all the rights of a stockholder, including, but not limited to, the right to receive all dividends and other distributions paid on the Shares and the right to vote such Shares.  If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions then applicable to the Shares with respect to which they were paid.

6.           Vesting.  Upon Shares becoming Vested, the Company shall release such Shares to the Grantee (i) by appropriate transfer to an unrestricted book entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Grantee (or, if the Grantee is deceased, to the Grantee’s legal representative) or by other appropriate electronic notation of the lapse or expiration of the Restricted Period with respect to such Shares, (ii) by delivering to the Grantee (or, if the Grantee is deceased, to the Grantee’s legal representative) a certificate issued in respect of such Shares (without any legend contemplated by Section 4 above), or (iii) by any other means deemed appropriate by the Company.

7.           Adjustments.  In the event of a Corporate Transaction or Share Change, the Restricted Stock shall be adjusted as and to the extent provided in Section 3(d) of the Plan.

8.           Effect of Change in Control.  The treatment of these Shares upon and following a Change in Control shall be as and to the extent provided in Section 10 of the Plan.    Notwithstanding the foregoing, no Shares which have previously been forfeited shall thereafter become Vested.

9.           Delivery and Registration of Shares.  The Company’s obligation to deliver the Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation that the Grantee or any other person to whom such Shares are to be delivered is acquiring the Shares without a view to the distribution thereof.  In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under the Securities Act of 1933, as amended, or other securities law or regulation.  The Company shall not be required to deliver any Shares hereunder prior to (i) the listing or approval for listing upon notice of issuance of the Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares under any state or federal law, rule or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable and (iii) obtaining any other consent, approval, or permit from any state or federal government agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

10.           Plan and Plan Interpretations as Controlling.  The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee or the Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.

11.           Clawback.  All Shares of Restricted Stock granted pursuant to this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or Affiliates as in effect from time to time.

12.           Grantee Service.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Grantee’s employment or service at any time, nor confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

13.           Withholding Tax.  Upon Shares becoming Vested (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Code, or any successor provision thereto), the Company may withhold from any payment or distribution made hereunder sufficient Shares to cover any applicable withholding and employment taxes, or require the Grantee to remit to the Company an amount sufficient to satisfy such taxes.  The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments, or require the Grantee to remit to the Company an amount sufficient to satisfy such taxes.

14.           Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Banc of California, Inc., 18500 Von Karman Avenue, Suite 900, Irvine, California 92612.  Any notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s current address according to the Company’s personnel files.  Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Grantee, as the case may be.

15.           Severability.  The various provisions of this Agreement are severable in their entirety.  Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

16.           Governing Law; Headings.  This Agreement and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

17.           Amendment.  This Agreement may be amended or modified by the Committee at any time; provided, that, no amendment or modification that materially impairs the rights of the Grantee as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto, except such an amendment made to cause the terms of this Agreement or the Restricted Stock granted hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18.           Grantee Acceptance; Counterparts.  The Grantee shall signify the Grantee’s acceptance of the terms and conditions of this Agreement by signing in the space provided below, by signing the attached stock power, and by returning a signed copy hereof and of the attached stock power to the Company at the address set forth in Section 14 above.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANC OF CALIFORNIA, INC.

By:
ACCEPTED

(Street Address)

(City, State and Zip Code)